Exhibit 10.5

January 21, 2005

Mercator Partners Acquisition Corp.

One Fountain Square,

11911 Freedom Drive, Suite 1080,

Reston, Virginia 20190

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned, in consideration of HCFP/Brenner Securities LLC (“Brenner”)’s willingness to underwrite an initial public offering of the securities of Mercator Partners Acquisition Corp. (“Company”) (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 8 hereof):

1. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Shares and hereby agrees not to seek recourse against the Trust Fund for any claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company.

2. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

3. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination. The undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

4. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

5. The undersigned agrees not to sell any of his Insider Securities until the earlier of the Company’s completion of a Business Combination or the distribution of the Trust Fund.

6. I agree to be a Special Advisor to the Company. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. I have full right and power, without violating any agreement by which I am bound, to enter into this letter agreement and to serve as a Special Advisor to the Company.

8. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Class B common stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the IPO Shares as contemplated by the Company’s prospectus relating to the IPO.

Alex Mandl
Print Name of Insider

/s/ Alex Mandl
Signature

EXHIBIT A

Since September 2002, Mr. Mandl has served as Chief Executive Officer of Gemplus International S.A. (NASDAQ:GEMP), a leading provider of smart card technologies serving the wireless, financial services, identification and security markets, and, since October 2002, as a Director of Gemplus International. From April 2001 through August 2002, Mr. Mandl was a principal in ASM Investments focusing on technology investments. From 1996 to March 2001, Mr. Mandl served as Chairman and Chief Executive Officer of Teligent Inc., a company he started in 1996 which offered the business markets an alternative to the local Bell Companies for telecommunication/internet services. With the collapse of the new competitive local exchange carrier industry and the closing of the capital markets for this sector, on May 21, 2001, Teligent filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. From 1991 to 1996, Mr. Mandl was with AT&T where he served as President and Chief Operating Officer with responsibility for long distance, wireless, local communications and internet services. Prior this position, Mr. Mandl was AT&T’s Chief Financial Officer. Between 1987 and 1991, Mr. Mandl was Chairman and Chief Executive Officer of Sea-Land Services, Inc., a provider of ocean transport services. In 1980, he joined Seaboard Coastline Industries, a diversified transportation company, as Senior Vice President and Chief Financial Officer. Mr. Mandl began his career in 1969, when he joined Boise Cascade Corp. as a merger and acquisition analyst, and he held various financial positions during the next eleven years. Mr. Mandl serves on the boards of Dell Inc. (NASDAQ:DELL), the Walter A. Haas School of Business at the University of California at Berkeley, Willamette University and the American Enterprise Institute for Public Policy Research. Mr. Mandl holds a B.A. in economics from Willamette University in Salem, Oregon and an M.B.A. from the University of California at Berkeley.